As filed with the Securities and Exchange Commission on  May 13, 2010

Registration No. 333-
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CNO FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization) 11825 N. Pennsylvania Street, Carmel, Indiana (Address of Principal Executive Offices)	75-3108137 (I.R.S. Employer Identification No.) 46032 (Zip Code)

CNO Financial Group, Inc. Amended and Restated Long-Term Incentive Plan

(Full title of the plan)

Karl W. Kindig
CNO Financial Group, Inc.
11825 N. Pennsylvania Street
Carmel, Indiana 46032
(317) 817-6708

(Name and address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ X ]	Non-accelerated filer [ ]	Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share (including associated preferred stock purchase rights) (“Common Stock”)(1)	15,846,268	(2)	$5.28	(3)	$83,668,295	$5,965.55

(1)	The Common Stock includes associated preferred stock purchase rights, which (a) are not currently separable from the shares of Common Stock and (b) are not currently exerciseable.

(2)
Pursuant to Rule 416, this Registration Statement shall be deemed to cover such indeterminable number of shares of common stock as may become issuable with respect to any of the registered shares pursuant to antidilution provisions in the Plan.

(3)
Estimated pursuant to Rule 457(c) and (h) solely for purposes of calculating the aggregate offering price and the amount of the registration fee based upon the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on May 6, 2010.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
All information required by Part I to be contained in the prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.            Incorporation  of Documents by Reference.

The following documents previously filed by CNO Financial Group, Inc. (formerly Conseco, Inc.) (the “Company”) with the Securities and Exchange Commission (“SEC”) are incorporated by reference in this registration statement:

•
the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2009 (including the portions of our Proxy Statement on Schedule 14A for our 2010 annual meeting of stockholders filed with the SEC on April 14, 2010 that are incorporated by reference therein);

•	the Company’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2010; and

•	the Company’s current reports on Form 8-K filed on January 4, 2010, February 4, 2010, February 5, 2010, February 8, 2010, March 8, 2010, April 13, 2010, April 30, 2010, May 6, 2010 and May 12, 2010.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered by this registration statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of those documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes that statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.            Description of Securities.

Not applicable.

Item 5.            Interests of Named Experts and Counsel.

Not applicable.

Item 6.            Indemnification of Directors and Officers.

We are incorporated under the laws of the State of Delaware. Our Amended and Restated Certificate of Incorporation provides, as authorized by Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), that our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any transaction from which the director derives an improper personal benefit; (ii) for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law; (iii) for any improper payment of dividends or redemption of shares; or (iv) for any breach of the director’s duty of loyalty to us or our stockholders.

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws further provide, as permitted by Section 145 of the DGCL, that each person who was, is or is threatened to be made a party to or is otherwise involved with any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer or, while a director or officer, is or was serving at the request of CNO Financial Group as a director, officer, employee or agent of another company or enterprise (an “indemnitee”), will be indemnified and held harmless by us to the fullest extent authorized by the DGCL, against all expense, liability and loss (including attorneys’ fees), reasonably incurred or suffered by such indemnitee in connection therewith. This right of indemnification includes our obligation to provide an advance of expenses, although the indemnitee may be required to repay such an advance if there is a judicial determination that the indemnitee was not entitled to the indemnification.

As permitted by our Amended and Restated Bylaws, we and certain of our subsidiaries have entered into indemnification agreements with our directors a form of which is filed as an exhibit to this Registration Statement on Form S-8 and is incorporated by reference herein.

The foregoing statements are subject to the detailed provisions of the DGCL, our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and the indemnification agreements.

Our directors and officers are covered under directors’ and officers’ liability insurance policies maintained by us.

Item 7.            Exemption from Registration Claimed.

Not applicable.

Item 8.            Exhibits.

Number	Description
3.1	Amended and Restated Certificate of Incorporation of CNO Financial Group, Inc., incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K filed with the SEC on May 12, 2010.
3.2	Amended and Restated Bylaws of CNO Financial Group, Inc., incorporated by reference to Exhibit 3.2 of our Current Report on Form 8-K filed with the SEC on May 12, 2010.
4.1
Section 382 Rights Agreement, dated as of January 20, 2009, between Conseco, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent, which includes the Certificate of Designations for the Series A Junior Participating Preferred Stock as Exhibit A, the Form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C, incorporated by reference to Exhibit 4.1 of our Current Report on Form 8-K filed January 20, 2009.

4.2	Form of specimen Common Stock certificate, incorporated by reference to Exhibit 4.1 of our Current Report on Form 8-K filed May 12, 2010.
5.1	Opinion of Karl W. Kindig
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Karl W. Kindig (included in Exhibit 5.1).
24	Power of Attorney (included on the signature page of this Registration Statement).
99	Amended and Restated Long-Term Incentive Plan, incorporated by reference to Annex B to the Company’s Proxy Statement filed April 23, 2009.

Item 9.            Undertakings.

The undersigned registrant hereby undertakes:

(1)        to file, during any period in which offers or sales are being made, a posteffective amendment to this registration statement:

(i)        to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)        to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii)        to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

provided, however, that clauses (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the SEC by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this registration statement

(2)        that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carmel, State of Indiana, on May 13, 2010.

CNO FINANCIAL GROUP, INC.

By:	/s/ Edward J. Bonach
Name: Edward J. Bonach
Title: Executive Vice President and Chief Financial Officer

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below authorizes Edward J. Bonach, John R. Kline and Karl W. Kindig, or any of them, as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-8 and any amendments including post-effective amendments thereto related to the securities described herein, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities described herein which are the subject of such Registration Statement, as the case may be, which amendments may make such changes in such Registration Statement, as the case may be, as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 13, 2010.

Signature	Title
/s/ C. James Prieur	Director and Chief Executive Officer (Principal Executive Officer)
C. James Prieur
/s/ Edward J. Bonach	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Edward J. Bonach
/s/ John R. Kline	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)
John R. Kline
/s/ R. Glenn Hilliard	Chairman of the Board
R. Glenn Hilliard
/s/ Donna A. James	Director
Donna A. James
/s/ R. Keith Long	Director
R. Keith Long
/s/ Debra J. Perry	Director
Debra J. Perry
/s/ Charles W. Murphy	Director
Charles W. Murphy
/s/ Neal C. Schneider	Director
Neal C. Schneider
/s/ Michael T. Tokarz	Director
Michael T. Tokarz
/s/ John G. Turner	Director
John G. Turner
Director
David K. Zwiener

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of CNO Financial Group, Inc., incorporated by reference to Exhibit 3.1 of our Quarterly Report on Form 8-K filed with the SEC on May 13, 2010.
3.2	Amended and Restated Bylaws of CNO Financial Group, Inc., incorporated by reference to Exhibit 3.2 of our Quarterly Report on Form 8-K filed with the SEC on May 13, 2010.
4.1
Section 382 Rights Agreement, dated as of January 20, 2009, between Conseco, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent, which includes the Certificate of Designations for the Series A Junior Participating Preferred Stock as Exhibit A, the Form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C, incorporated by reference to Exhibit 4.1 of our Current Report on Form 8-K filed January 20, 2009.

4.2	Form of specimen Common Stock certificate, incorporated by reference to Exhibit 4.1 of our Current Report on Form 8-K filed May 12, 2010.
5.1	Opinion of Karl W. Kindig.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Karl W. Kindig (included in Exhibit 5.1).
24	Power of Attorney (included on the signature page of this Registration Statement).
99	Amended and Restated Long-Term Incentive Plan, incorporated by reference to Annex B to the Company’s Proxy Statement filed April 23, 2009.